Exhibit 10.4.1
NON-COMPETITION AGREEMENT
     THIS NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of the 2nd day of November, 2007, by and between GLG Partners, Inc., a Delaware corporation (together with its related entities, the “Company”), and Noam Gottesman, an individual (the “Selling Principal”).
RECITALS
     WHEREAS, the Selling Principal owns directly, and beneficially owns indirectly through a trust established by him (the “Trust”), an equity interest in the Acquired Companies (as defined in Exhibit A to that certain Purchase Agreement, dated June 22, 2007, relating to the acquisition by Freedom Acquisition Holdings, Inc. of the GLG business (the “Purchase Agreement”)); and
     WHEREAS, the Selling Principal and the Trust, among others, have entered into the Purchase Agreement, whereby they have agreed to sell their equity interests in the Acquired Companies in exchange for Company securities and cash, as a result of which, the Company will indirectly acquire all of the equity interests of the Acquired Companies (the “Transaction”); and
     WHEREAS, each of the Selling Principal and the Trust have, as of this date, sold, transferred, and conveyed their respective equity interests in the Acquired Companies in accordance with the Purchase Agreement; and
     WHEREAS, following the Transaction, the Company intends to continue to carry on the Business (the “Business” being defined as the management, investment management, and investment advisory business, and the business of structuring, establishing, marketing, distributing, and managing investment funds, as carried on by the Acquired Companies immediately prior to the closing of the Transaction or at any time during the Restricted Period (defined in Section 1(a) below), and any other business or business activity that the Company engages in during the Restricted Period); and
     WHEREAS, the Selling Principal has considerable knowledge relating to the Business, which knowledge will substantially aid the Company in the operation and conduct of the Business; and
     WHEREAS, the Purchase Agreement provides a substantial financial benefit to the Selling Principal and the Trust, and contemplates that the parties hereto will enter into this Agreement as a condition to the closing of the Transaction;
     NOW, THEREFORE, in consideration of the mutual recitals above and covenants contained herein, and in accordance with the Purchase Agreement, the parties hereto agree as follows:
     1. Covenant Not to Compete.
          (a) Non-Competition. Commencing on the date hereof and continuing until the fifth anniversary of such date, irrespective of whether the Selling Principal remains employed by the Company during such time (such five-year period being referred to as the “Restricted

Period”), the Selling Principal will not, without the prior written consent of the Company, either directly or indirectly, carry on or engage in the Business anywhere in the “Restricted Area” (defined in Section 1(b) below), except (i) as a shareholder, officer, director, employee, or consultant of the Company or (ii) as a shareholder or other equity owner of not more than three percent (3%) of the shares of any company whose shares are publicly traded on any recognized stock exchange.
          (b) Restricted Area. For purposes of this Agreement, “Restricted Area” means the United States, England, Scotland, Wales, Northern Ireland, and any other country in which the Selling Principal has undertaken his duties for the Company to a material extent either during the one-year period immediately preceding the date hereof or during the Restricted Period.
     2. Covenant Not to Solicit Employees and Partners.
          (a) Non-Solicitation. The Selling Principal will not, during the Restricted Period, directly or indirectly, solicit for employment or other provision of services any “Key Individual” (other than Leslie J. Schreyer) (defined in Section 2(b) below), provided that such person is a “Key Individual” on the date that the Selling Principal engages in such behavior or at any time during the six-month period immediately prior to such date. Key Individual. For purposes of this Agreement, a “Key Individual” is any person (a) who is an employee or partner of the Company, (b) with whom the Selling Principal has had material contact while the Selling Principal is employed by the Company, and (c) is employed or engaged in marketing services and/or products (including investment funds), in managing fund assets, as an analyst, or in a senior management position.
     3. Remedies. The Selling Principal agrees that he has read this entire agreement, understands it, and has had adequate time to review it with counsel or any other advisor of his choice. The Selling Principal acknowledges that Sections 1 and 2 above were negotiated at arms’ length and are required for the fair and reasonable protection of the Company. The Selling Principal acknowledges and agrees that a breach by him of any of his obligations under this Agreement will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and, therefore, the Selling Principal and the Company agree that, in the event of any breach of such obligations, the Company will be entitled to injunctive relief and such other and further relief, including monetary damages, as is proper in the circumstances. No bond or other security will be required to obtain such relief, and the Selling Principal consents to the issuance of such relief. Nothing in this Section 3 will be deemed to limit the Company’s remedies at law or in equity that may be pursued or availed of by it for any breach by the Selling Principal of this Agreement.
     4. Reformation of Agreement; Severability. It is the intent of the parties hereto that the restrictions contained in this Agreement be enforced to the fullest extent permissible under the laws of each jurisdiction in which enforcement is sought. If any restriction contained in this Agreement is for any reason held by a court to be excessively broad as to duration, activity, geographical scope, or subject, then such restriction will be construed, judicially modified, or “blue penciled” in such jurisdiction so as to thereafter be limited or reduced to the extent required to be enforceable in such jurisdiction in accordance with applicable law. If any restriction contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law in any jurisdiction, then such invalidity, illegality, or unenforceability will not affect any other provision of this Agreement or any other jurisdiction, but such restriction will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable restriction had never been contained in this Agreement.
     5. Reasonableness of Restrictions. The Selling Principal has carefully read and considered the provisions of this Agreement and, having done so, hereby agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of the Company.
     6. Entire Agreement; Amendments; Waivers. This Agreement, the Purchase Agreement, and any employment agreement entered into by the Selling Principal contain the entire agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement may not be changed orally but only by an agreement, in writing, signed by the Selling Principal and an officer of the Company specifically designated by the board of directors of the Company (or its designee) to execute such amendment. The terms or covenants of this Agreement may be waived only by a written instrument specifically referring to this Agreement, executed by the party waiving compliance. The failure of the Company at any time or from time to time to require performance of any of the Selling Principal’s obligations under this Agreement will in no manner affect the Company’s right to enforce any provisions of this Agreement at a subsequent time; and the waiver by the Company of any right arising out of any breach will not be construed as a waiver of any right arising out of any subsequent breach.
     7. Assignment. This Agreement will inure to the benefit of, and will be binding upon, the Company and its permitted assigns. The Company will not assign this Agreement without the written consent of the Selling Principal, provided that the Company may assign this Agreement without the written consent of the Selling Principal to an affiliate of the Company.
     8. No Right of Employment. This Agreement will not be construed as conferring on the Selling Principal any right to continued employment or employment in any position.
     9. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, notwithstanding any conflict of law provision to the contrary.
     10. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original but all of which together will constitute one and the same instrument.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

GLG PARTNERS, INC.
By:	/s/ Alejandro San Miguel
	Name:	Alejandro San Miguel
	Title:	General Counsel and Corporate Secretary

SELLING PRINCIPAL
/s/ Noam Gottesman
Noam Gottesman